Exhibit 10.22

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                           Modified FY98(a) Bonus Plan

This amendment ("Amendment") to the Employment Agreement ("Agreement") executed between Exigent International, Inc. and Bernard R. Smedley dated June 11, 1997 is entered into as of September 14, 1998 between Exigent International, Inc. ("Exigent"), a corporation duly authorized and existing under the laws of the State of Delaware with a principal place of business at 1225 Evans Road, Melbourne, Florida 32904 and Bernard R. Smedley ("Employee"), an individual domiciled at 295 Hwy A1A, #205, Satellite Beach, FL 32937.

NOW, THEREFORE, for one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Exigent and Employee hereby agree as follows:

1. Modified FY98(a) Bonus Plan. Notwithstanding anything to the contrary in the Agreement and subject to the terms and conditions of this Amendment, Exigent hereby agrees to provide and Employee hereby agrees to accept the following bonus compensation for Employee's performance in fiscal year 1998(a) (i.e., February 1, 1997 through January 31, 1998): Bernard R. Smedley stock options from plan 6NQ. This bonus shall supersede and replace any bonus to which Employee may be entitled under the Agreement. The Agreement shall be deemed modified and amended to the extent necessary to implement the terms and conditions of this Amendment.

2.   Option Price. The option exercise price shall be $3.375 per share.

3. Grant. The granting of the options shall be in accordance with the terms and conditions of the stock option agreement for Plan 6NQ which is incorporated herein by this reference.

4. Dollar Amounts. Any dollar amounts included in the Modified FY98(a) Bonus Plan described in Section 1 above are subject to all applicable withholding taxes and any other deductions required by law.

5. Satisfaction. Employee hereby acknowledges and agrees that the foregoing Modified FY98(a) Bonus Plan described in Section 1 above is fair, reasonable and satisfactory. As such, Employee hereby agrees to release Exigent (and all of its subsidiary companies) and its respective officers, directors and agents from any and all claims, right, or demands that Employee, or Employee's successors and assigns, has or may have as a result of or arising from the Modified FY98(a) Bonus Plan.



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6.   Ratification  and Approval.  In all other  respects the Agreement is hereby ratified by Exigent and Employee and remains in full force and effect, as previously amended.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date set forth above and is retroactively effective from January 31, 1998.

For Exigent:                                          For Employee:

Exigent International, Inc.                           Bernard R. Smedley


By: /s/ Arthur H. Collier                             By: /s/ B.R. Smedley
    -------------------------                             ----------------------
                  (signature)                                        (signature)

Name:  Arthur H. Collier
       ----------------------
Title:  Chairman, Compensation Committee
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